Exhibit 10.1

LOAN PURCHASE AND SALE AGREEMENT

This LOAN PURCHASE AND SALE AGREEMENT (“Agreement”) is entered into as of the date of the last signature below, among Vermillion State Bank (“Seller”), Pro-Dex Sunfish Lake, LLC (“Buyer”), Heron Enterprises, LLC (“Heron”), and Scott Robertson (“Robertson”). Seller, Buyer, Heron, and Robertson are referred to herein collectively as the “Parties.”

RECITALS

A.           WHEREAS, since at least on or about December 10, 1998, Seller has made one or more loans to Riverside Manufacturing, Inc. (“Riverside”), the last of which was made on or around December 15, 2010, in the original principal amount of $431,858.25 (“Riverside Loan”), and the Riverside Loan was designated as Loan No. 54408616. In connection with the Riverside Loan, Riverside executed and/or delivered the following documents in favor of Seller, among others:

1.
Promissory Note, dated December 15, 2010, in the principal amount of $431,858.25, executed by Riverside in favor of Seller, which was subsequently renewed on March 17, 2011, and on August 15, 2011, and on December 22, 2011, and on June 22, 2012, and on March 8, 2013, and on July 19, 2013, and on October 4, 2013, and on June 20, 2014 (collectively, with renewal notes, the “Riverside Note”).

2.
The Riverside Loan is secured by that Commercial Security Agreement dated March 10, 2006, executed by Riverside in favor of Seller (“Riverside Security Agreement 1”), granting Seller a security interest in all of Riverside’s accounts and other rights to payment, inventory, equipment, instruments, general intangibles, deposit accounts, and other assets (“Riverside Collateral”), which the Riverside Security Agreement and all preceding security agreements executed by Riverside in favor of Seller, were perfected by the UCC-1 Financing Statement originally filed with the Minnesota Secretary of State on December 10, 1998, which is designated as filing number 2089800; and the continuation filed on September 29, 2003, which is designated as filing number 2003888914; and the amendment and continuation both filed on August 25, 2008, which are designated as filing numbers 20081297350 and 20081297347, respectively; and the amendment filed on January 7, 2011, which is designated as filing number 20112271998; and the continuation filed on October 17, 2013, which is designated as filing number 20133419570 (“Riverside UCC Financing Statement”).

3.
Guaranty of Sheldon A. Mayer (“S. Mayer”) and Melinda Mayer (“M. Mayer”) dated September 14, 2007, in favor of Seller, personally guaranteeing all obligations owed by Riverside to Seller, including the obligations under the Riverside Note and Riverside Loan Documents, defined below (“Mayer (Riverside) Guaranty”). The Mayer (Riverside) Guaranty is secured by the Mayer Mortgage, defined below.

4.	Mortgage, dated September 14, 2007, executed by S. Mayer and M. Mayer in favor of Seller, securing the maximum principal amount of up to $150,000,

recorded with the Office of the Registrar of Titles of Anoka County, Minnesota as Document No. 1996002.008 (“Mayer Mortgage”). The Mayer Mortgage affects certain real property commonly known as 9124 Collins Drive, Ramsey, Minnesota (“Collins Property”), and legally described as Lot 11, Block 2, Itasca Heights.

5.	Guaranty of Sheldon A. Mayer, LLC (“LLC”), dated April 25, 2010, in favor of Seller, guaranteeing Riverside’s obligations under the Riverside Note and Riverside Loan Documents (“LLC Guaranty”).

All of the foregoing documents, and all other documents executed or delivered in connection with the Riverside Loan, including all amendments, restatements, extensions, renewals, replacements and/or modifications thereto, are referred to herein as the “Riverside Loan Documents”. S. Mayer, M. Mayer, and LLC, as guarantors of the Riverside Loan, are referred to herein as the “Riverside Guarantors.”

B.           WHEREAS, on or around July 24, 2006, Seller made a loan to the LLC in the original principal amount of $1,200,000.00 (“LLC Loan,” and together with the Riverside Loan, the “Loans”), and the LLC Loan was designated as Loan No. 57400701. In connection with the LLC Loan, LLC executed and/or delivered the following documents in favor of Seller, among others:

1.
Promissory Note, dated July 24, 2006, in the principal amount of $1,200,000, executed by LLC in favor of Seller, which was subsequently renewed on January 31, 2007, and on February 28, 2007, and on March 1, 2010, and on March 17, 2011, and on August 15, 2011, and on December 22, 2011, and on June 22, 2012, and on March 8, 2013, and on July 19, 2013, and on October 4, 2013, and on June 20, 2014 (collectively, with renewal notes, the “LLC Note”).

2.
Mortgage, dated July 24, 2006, executed by LLC in favor of Seller, securing the maximum principal amount of up to $1,200,000, recorded with the Office of the Registrar of Titles of Anoka County, Minnesota as Document No. 488446.007 (“LLC Mortgage,” and collectively with the Mayer Mortgage, the “Mortgages”). The LLC Mortgage affects certain real property commonly known as 14280 Sunfish Lake Boulevard NW, Ramsey, Minnesota 55303 (“Sunfish Property”), with a legal description as described on Exhibit A.

3.
Commercial Security Agreement dated March 1, 2010, executed by LLC in favor of Seller (“LLC Security Agreement”), granting Seller a security interest in all of LLC’s accounts and other rights to payment, inventory, equipment, instruments and chattel paper, general intangibles, documents, investment property, and deposit accounts as is more fully set forth on the UCC-1 Financing Statement filed with the Minnesota Secretary of State on March 17, 2010, which is designated as filing number 201019518473 (“LLC UCC Financing Statement”).

4.	Guaranty of S. Mayer and M. Mayer dated July 24, 2006, in favor of Seller, personally guaranteeing LLC’s obligations under the LLC Note and LLC Loan Documents (“Mayer (LLC) Guaranty”).

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5.	Guaranty of Riverside dated July 24, 2006, in favor of Seller, personally guaranteeing LLC’s obligations under the LLC Note and LLC Loan Documents (“Riverside Guaranty”).

6.
Riverside’s obligations under the Riverside Guaranty are secured by a Commercial Security Agreement dated July 24, 2006, executed by Riverside in favor of Seller (“Riverside Security Agreement 2,” and collectively with Riverside Security Agreement 1 and the LLC Security Agreement, the “Security Agreements”), granting Seller a security interest in all of Riverside’s accounts and other rights to payment, inventory, equipment, instruments, general intangibles, deposit accounts, and other assets.

7.
Tenant Subordination Agreement entered into by and between Seller and Painted Feather Precision, LLC, dated October 4, 2013 (“Tenant Agreement”), wherein Painted Feather Precision, LLC agreed to the subordination of its lease with the LLC to the LLC Mortgage.

All of the foregoing documents, and all other documents executed or delivered in connection with the LLC Loan, including all amendments, restatements, extensions, renewals, replacements and/or modifications thereto, are referred to herein as the “LLC Loan Documents”. S. Mayer, M. Mayer, and Riverside, as guarantors of the LLC Loan, are referred to herein as the “LLC Guarantors.” All of the foregoing LLC Loan Documents and Riverside Loan Documents are collectively referred to herein as the “Loan Documents”. All documents relating in any way to the Loan Documents in the possession, custody or control of Seller are collectively referred to herein as the “Loan Files.” The LLC Guarantors and Riverside Guarantors are collectively referred to herein as the “Guarantors.”

C.           WHEREAS, LLC defaulted on its obligation to repay the LLC Loan and is currently in default under the terms of the LLC Loan Documents.

D.          WHEREAS, Riverside defaulted on its obligation to repay the Riverside Loan and is currently in default under the terms of the Riverside Loan Documents.

E.           WHEREAS, the LLC Guarantors and the Riverside Guarantors are in default on their obligations under their respective guaranties.

F.           WHEREAS, on September 19, 2014, Seller made a written demand to LLC, Riverside, and the Guarantors, demanding that each of them pay all amounts for which they are liable to Seller and expressed that if they fail to cure the defaults, Seller will pursue all available remedies under applicable law including, but not limited to, foreclosure of the Sunfish Property, the Collins Property, the Riverside Collateral, and the LLC Collateral.

G.           WHEREAS, Seller made a written demand to LLC, Riverside, and the Guarantors, demanding that each of them pay all amounts for which they are liable to Seller.

H.           WHEREAS, in light of LLC’s default under the LLC Loan Documents, Riverside’s default under the Riverside Loan Documents, and the Guarantors’ defaults under their respective guaranties, Seller possesses certain claims, rights or remedies against LLC, Riverside, and the Guarantors related to LLC’s and Riverside’s failure to pay their obligations under the Loan

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Documents. In addition, Seller may also possess additional claims, rights or remedies against LLC, Riverside, the Guarantors or other third parties for conversion or improper payment of rents or other items of the Seller’s collateral in connection with the Loans. All of the Seller’s claims, rights, remedies, and causes of action related to LLC, Riverside, the Guarantors or the Loan Documents in connection with the Loans, including the claims, rights, remedies and causes of action described above, are referred to herein as the “Causes of Action”).

I.            WHEREAS, Robertson is the President of Riverside. Robertson is also the owner and President of Heron. Heron asserts security interests, which are subordinate to Seller’s interests, in the Sunfish Property. Robertson and Seller have engaged in negotiations regarding the Causes of Action against Riverside relating to the Riverside Note and Riverside’s obligations under the Riverside Guaranty.

J.            WHEREAS, subject to the terms and conditions of this Agreement, Buyer is willing to buy, and Seller is willing to sell, all of Seller’s right, title and interest in and to the Loan Documents, Loan Files and the Causes of Action.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer, Heron, and Robertson hereby agree as follows:

1.             Purchase and Sale of Acquired Assets. For value received, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby absolutely and unconditionally assigns, transfers and conveys to Buyer all of the Seller’s right, title and interest in, under and to the Loan Documents, Loan Files and the Causes of Action (collectively, the “Acquired Assets”). The Parties agree that Robertson and Heron are not acquiring any interest in the Acquired Assets under this Agreement. Robertson and Heron acknowledge and agree that they will each receive indirect benefit from the transactions contemplated hereby sufficient to support their respective Purchase Price and other obligations hereunder. Seller hereby agrees that, from and after the date of this Agreement, all payments due to or received by Seller (including those accrued but unpaid) relating to the Acquired Assets shall be paid directly to Buyer and that Seller shall give prompt notification of this Assignment to Riverside, the LLC, and the Guarantors. The Loans shall be sold to Buyer with all servicing rights being released to Buyer.

2.             Purchase Price. The purchase price (“Purchase Price”) payable by Buyer to Seller for the sale and purchase of all of Seller’s right, title and interest in the Acquired Assets shall be One Million Three Hundred Sixty-Nine Thousand Eight Hundred Eighty Six and 66/100 Dollars ($1,369,886.66). Payment of the Purchase Price shall be made as follows:

a.	Buyer will pay $1,200,000.00 by wire transfer or cashier’s check (“Cash Payment”) prior to or contemporaneously with the execution of this Agreement (“Closing Date”).

b.
Heron will pay $169,886.66, payable without interest eighteen (18) months after the Closing Date. Heron will execute and deliver to Seller a promissory note for the $169,886.66 obligation in favor of Seller in a form acceptable to Seller attached

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hereto as Exhibit B (“Heron Note”), which will be executed and delivered to Seller prior to or contemporaneously with the execution of this Agreement.

c.
Robertson will personally guaranty Heron’s obligation to Seller under the Heron Note. Robertson will execute and deliver to Seller an unconditional guaranty in a form acceptable to Seller attached hereto as Exhibit C (“Robertson Guaranty”), which will be executed and delivered to Seller prior to or contemporaneously with the execution of this Agreement.

3.             Conditions Precedent to Sale and Effective Date. Delivery to Seller of (i) the Cash Payment, (ii) the executed Heron Note, and (iii) the executed Robertson Guaranty are conditions precedent to the sale of the Acquired Assets to Buyer. The effective date of this Agreement (“Effective Date”) is the date of the last signature below, provided that all conditions precedent have been satisfied.

4.             Transfer Documents. On the Closing Date, Seller shall execute any endorsements, assignments, or other documents or instruments of conveyance that are required to evidence the sale and transfer of Seller’s right, title and interest in the Acquired Assets to Buyer, including the following:

a.
Seller shall deliver to the Buyer an original of all Loan Documents and all other documents relating thereto, including the Loan Files, in its possession, custody or control, and any additional documents related to the Loans as may be reasonably requested by the Buyer.

b.	Seller shall execute and deliver to the Buyer allonge endorsements to the LLC Note and the Riverside Note substantially in the forms attached hereto as Exhibit D (“Allonges”).

c.	Seller shall execute and deliver to the Buyer assignments of each of LLC Mortgage and the Mayer Mortgage substantially in the forms attached hereto as Exhibit E (“Mortgage Assignments”).

d.	Seller shall execute and deliver to the Buyer an executed Omnibus Assignment, in the form attached hereto as Exhibit F (“Omnibus Assignment”).

e.
Seller hereby authorizes Buyer to file all necessary UCC-3 financing statements with the Minnesota Office of the Secretary of State to reflect the assignment of its rights under the Mortgages and Security Agreements, and all UCC-1 financing statements filed to perfect Seller’s rights under the Mortgages and Security Agreements, including all future continuations, to Buyer.

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5.             Transfer and Recordation Taxes. Buyer and Seller shall each pay its own costs which may be incurred in connection with the transaction contemplated by this Agreement. Buyer shall pay all transfer, filing and recording fees, and any state or county documentary taxes, if any, with respect to the filing or recording of any document or instrument to be executed and delivered in connection with the transfer of the Loans.

6.             Assumption and Indemnification by Buyer. Upon the Effective Date, Buyer shall assume all of Seller’s obligations under or relating to the Loans. Buyer hereby agrees to indemnify, defend, and hold Seller harmless from and against any loss, liability, claim, demand, cost, or expense, including reasonable attorney and accountant fees and costs, to which Seller may become subject on account of, arising out of, related to or with respect to the Loans or the sale of the Loans, except for such loss, liability, claim, demand, cost, or expense, that arose or is the result of actions of Seller, including any agreement, representation or warranty relating to the Loans, that occurred prior to the Effective Date of this Agreement.

7.             Seller’s Representations and Warranties. Except as expressly provided in this Agreement, Seller’s assignment of its right, title and interest in the Acquired Assets to the Buyer is “as is,” “where is,” “with all faults,” and without recourse to the Seller, and without any representations or warranties, express or implied. Without limiting the foregoing, the Seller makes no representations or warranties regarding the prospects for repayment of the Loan; the value, existence, or identity of the collateral securing the Loan; the environmental condition of the collateral securing the Loan; the perfection or priority of the Seller’s security interests; the accuracy of the above recitals; or the enforceability of the Loan Documents against LLC, Riverside, or the Guarantors. Notwithstanding this disclaimer, Seller represents and warrants to Buyer as follows:

a.
Ownership of and Validity of Loan Documents and Right to Sell. Seller is the sole owner and holder of the LLC Note and the Riverside Note and the sole owner and beneficiary of the Loan Documents, and has the full right and authority to sell, assign and transfer the Acquired Assets to Buyer. All of the Loan Documents requiring a signature of Seller have been duly signed by an authorized representative of Seller. Any copies of the Loan Documents are true and correct copies of validly executed originals of the respective Loan Document.

b.
No Participation or Prior Assignments. The sale, assignment and transfer of the Loans and Loan Documents to Buyer will be free of any participation interest. Seller has not transferred, assigned, pledged or otherwise hypothecated any of its rights, title, interests or remedies in or with respect to the Acquired Assets.

c.
Authority. This Agreement has been duly executed and delivered by Seller, and this Agreement constitutes Seller’s legal, valid and binding obligation, enforceable against Seller in accordance with its terms.

d.
Security Interests. Seller represents that (1) in connection with the Riverside Loan, Seller filed a UCC-1 Financing Statement with the Minnesota Secretary of State on December 10, 1998, which is designated as filing number 2089800; and the continuation filed on September 29, 2003, which is designated as filing number 2003888914; and the amendment and continuation both filed on August 25, 2008,

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which are designated as filing numbers 20081297350 and 20081297347, respectively; and the amendment filed on January 7, 2011, which is designated as filing number 20112271998; and the continuation filed on October 17, 2013, which is designated as filing number 20133419570; (2) in connection with the Riverside Loan, on September 14, 2007, Seller recorded the Mayer Mortgage with the Office of the Registrar of Titles of Anoka County, Minnesota as Document No. 1996002.008; (3) in connection with the LLC Loan, on July 27, 2006, Seller recorded the LLC Mortgage with the Office of the Registrar of Titles of Anoka County, Minnesota as Document No. 488446.007; and (4) in connection with the LLC Loan, Seller filed the LLC UCC Financing Statement with the Minnesota Secretary of State on March 17, 2010, which is designated as filing number 201019518473.

e.	Outstanding Balance. Excluding attorney fees and costs, the outstanding balances of the Riverside Note and the LLC Note as of November 21, 2014 are not less than:

Note	Principal	Accrued Interest	Late Charge	Total Due
LLC Note	$1,004,466.97	$45,396.33	$50,223.35	$1,100,086.65
Riverside Note	$365,419.69	$17,752.99	$18,270.98	$401,443.66

8.             Buyer’s Representations and Warranties. Buyer hereby represents and warrants to Seller as follows:

a.
Authority. This Agreement has been duly executed and delivered by Buyer, and this Agreement constitutes Buyer’s legal, valid and binding obligation, enforceable against Buyer in accordance with its terms.

b.	Good Standing. As of the Closing Date, Buyer will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

c.
No Violation. Buyer’s execution, delivery and performance of this Agreement and its obligations hereunder will not violate, conflict with or breach, in any material respect, any provision of any applicable law, regulation, judgment, order, decree, writ, injunction, contract, agreement or instrument to which it is subject, and it has obtained all consents, approvals, authorizations and orders from every person, and of every court, agency, or governmental or regulatory body that is required for Buyer’s execution, delivery and performance of this Agreement.

9.             Seller Covenants. Should Seller receive any notice or other information concerning the Loans purchased by Buyer after the Effective Date, Seller shall promptly forward such notice or other information to Buyer. Should Seller receive any payment on the Loans or on account of any of the Acquired Assets, Seller shall immediately forward same to Buyer.

10.           Confidentiality. The Parties agree to keep the terms of this Agreement confidential. In furtherance of the foregoing, the Parties agree that they will not disclose the terms of this Agreement to anyone other than their attorneys, accountants and tax advisors, or as

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required by law (including pursuant to the disclosure requirements of the Securities and Exchange Commission), or as necessary to enforce this Agreement.

11.           Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

12.           Assignment. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Exhibits hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors and assigns. This Agreement may not be assigned by any Party without the prior written consent of the other Parties.

13.           General Provisions. There are no oral side agreements between Seller and Buyer. This Agreement represents the entire agreement between the Parties relative to the subject matter of this Agreement. The Parties agree to testify that all agreements, representations, recitals, covenants and terms of this Agreement are true and binding upon them. This Agreement shall be construed according to the laws of the State of Minnesota. Any provision of this Agreement which is void or unenforceable may be severed from the remaining provisions without affecting the enforceability of the remaining provisions. This Agreement contains the entire understanding of the Parties to this Agreement. No change, modification, or waiver of any of the provisions of this Agreement will be binding unless signed by an authorized representative of the party against whom the same is sought to be enforced. The failure of a Party to insist upon strict adherence to any term or condition of this Agreement on any occasion shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or condition or to any other term of this Agreement. Any waiver of any term or condition of this Agreement shall be effective only if in writing and signed by the Party against whom such waiver is sought to be enforced.

14.           Survival. Each and every covenant hereinabove made by Buyer or Seller shall survive the Effective Date and shall not merge into any document executed as part of this Agreement, but instead shall be independently enforceable except to the extent expressly limited in this Agreement.

15.           Third Party Beneficiaries. No person, firm or other entity other than the parties hereto shall have any rights or claims under this Agreement.

16.           Counterparts. This Agreement may be executed in multiple counterparts, all of which, taken together, shall constitute one document. One or more counterparts of this Agreement, together with any other documentation related hereto, may be delivered by facsimile or other electronic methods, with the intention that delivery by such means shall have the same effect as delivery of an original thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Vermillion State Bank, Seller

By:	/s/ John F. Poepl
Name: John F. Poepl
Title: CEO

Pro-Dex Sunfish Lake, LLC, Buyer

By:	/s/ Harold A. Hurwitz
Name: Harold A. Hurwitz
Title: President

Heron Enterprises, LLC

By:	/s/ Scott Robertson
Name: Scott Robertson
Title: President

By:	/s/ Scott Robertson
Name: Scott Robertson

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EXHIBIT A

Legal Description of the Sunfish Property

EXHIBIT B

Form of Heron Note

EXHIBIT C

Form of Robertson Guaranty

EXHIBIT D

Form of Allonge Endorsement to Promissory Notes

ALLONGE

This Allonge is to be firmly affixed to and made part of that certain Promissory Note dated December 15, 2010, in the original principal amount of $431,858.25, as subsequently renewed on March 17, 2011, and on August 15, 2011, and on December 22, 2011, and on June 22, 2012, and on March 8, 2013, and on July 19, 2013, and on October 4, 2013, and on June 20, 2014, made by Riverside Manufacturing, Inc., a Minnesota corporation, in favor of Vermillion State Bank (collectively the “Note”).

PAY TO THE ORDER OF Pro-Dex Sunfish Lake, LLC, a Delaware limited liability company, without recourse, representation, or warranty of any kind, expressed or implied, except as follows: Vermillion State Bank represents and warrants that it is the owner and holder of the Note and has good right and authority to assign the same to Pro-Dex Sunfish Lake, LLC, and that the principal balance of the Note as of the date hereof to be $365,419.69.

Dated as of November 21, 2014

Vermillion State Bank

By:	/s/ John F. Poepl
Name: John F. Poepl
Title: CEO

ALLONGE

This Allonge is to be firmly affixed to and made part of that certain Promissory Note dated July 24, 2006, in the original principal amount of $1,200,000.00, as subsequently renewed on January 31, 2007, and on February 28, 2007, and on March 1, 2010, and on March 17, 2011, and on August 15, 2011, and on December 22, 2011, and on June 22, 2012, and on March 8, 2013, and on July 19, 2013, and on October 4, 2013, and on June 20, 2014, made by Sheldon A. Mayer, LLC, a Minnesota limited liability company, in favor of Vermillion State Bank (collectively the “Note”).

PAY TO THE ORDER OF Pro-Dex Sunfish Lake, LLC, a Delaware limited liability company, without recourse, representation, or warranty of any kind, expressed or implied, except as follows: Vermillion State Bank represents and warrants that it is the owner and holder of the Note and has good right and authority to assign the same to Pro-Dex Sunfish Lake, LLC, and that the principal balance of the Note as of the date hereof to be $1,004,466.97.

Dated as of November 21, 2014

Vermillion State Bank

By:	/s/ John F. Poepl
Name: John F. Poepl
Title: CEO

EXHIBIT E

Form of Assignment of Mortgage

EXHIBIT F

Form of Omnibus Assignment